Exhibit 5.1

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July 19, 1996

Centura Banks, Inc.
134 North Church Street
Rocky Mount, North Carolina 27804

Gentlemen:

        This opinion is rendered  for use in  connection  with the  Registration
Statement     on  Form  S-4  filed  on  July  19,  1996  (the   "Registration
Statement"),  as amended,    as prescribed  pursuant to the Securities Act of
1933 by  Centura  Banks,  Inc.    (the  "Company")  with the  Securities  and
Exchange Commission,  pursuant to which   up to approximately 1,188,161 shares
of the Company's common stock, no par value   per share (the "Common Stock"),
are  to be  registered  for  issuance  in  connection     with  the  proposed
acquisition of FirstSouth Bank.

        As counsel to the Company, I have examined and am familiar with originals or copies certified or otherwise identified to my satisfaction,
of such statutes,     documents,  corporate  records,  certificates of public
officials, and other   instruments as I have deemed necessary for the purpose
of this opinion,   including the Company's Restated Articles of Incorporation
and Bylaws and the   record of proceedings of the  stockholders and directors
of the Company. Based   upon the foregoing, I am of the opinion that:

        1. The Company has been duly incorporated and is validly existing and in
good     standing  as a  corporation  under  the  laws of the  State of North
Carolina.

        2. When the Registration Statement shall have become effective and up to approximately 1,188,161 shares of the Common Stock to be originally issued
for   exchange  shall have been  originally  issued and  exchanged  under the
terms set   forth in the Registration Statement,  such shares will be legally
and validly   issued, fully paid, and nonassessable.

        I hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference to me contained therein.

                                          Very truly yours,

                                          /s/ Joseph A. Smith, Jr.
                                          Joseph A. Smith, Jr.
                                          General Counsel







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